Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bio-Rad Laboratories, Inc.:

We consent to the incorporation by reference in the registration statement on Forms S-8 (Nos. 333-220219, 333-144962, 333-133507, 333-124187, 333-53335, 333-53337, 333-179876, 333-197979, and 333-206885) of Bio-Rad Laboratories, Inc. of our reports dated February 12, 2021, with respect to the consolidated balance sheets of Bio-Rad Laboratories, Inc. as of December 31, 2020 and 2019, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10-K of Bio-Rad Laboratories, Inc.

Our report refers to a change in the accounting method for lease recognition in 2019.

/s/ KPMG LLP

Santa Clara, California
February 12, 2021